Exhibit 10.1

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 30th day of June, 2009 by and between Silicon Valley Bank (“Bank”) and SOLTA MEDICAL, INC., a Delaware corporation (“Borrower”) whose address is 25881 Industrial Boulevard, Hayward, CA 94545.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 9, 2009, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of March 27, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend additional credit and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 (Term Loan). Section 2.1.2(a) is amended in its entirety and replaced with the following:

“(a) Availability. Bank shall make (i) the first tranche of a term loan available to Borrower in an amount up to the Tranche I Term Loan Amount on the Effective Date (“Tranche I”) and (ii) the second tranche of a term loan available to Borrower in an amount up to the Tranche II Term Loan Amount on June 30, 2009 (“Tranche II”), each subject to the satisfaction of the terms and conditions of this Agreement. The proceeds of Tranche II of the Term Loan shall be used for general working capital purposes”

2.2 Section 2.1.2 (Term Loan). Section 2.1.2(b) is amended in its entirety and replaced with the following:

“(b) Repayment. Interest shall accrue on each tranche of the Term Loan from the date such tranche of the Term Loan is made. Borrower shall repay Tranche I of the Term Loan in thirty three (33) equal monthly installments of principal and interest (the “Tranche I Term Loan Payment”) on the first day of each month beginning on April 1, 2009. Borrower’s final Tranche I Term Loan Payment, due on the Tranche I Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under Tranche I. Borrower shall repay Tranche II of the Term Loan in thirty three (33) equal monthly installments of principal and interest (the “Tranche II Term Loan Payment”) on the first day of each month beginning on July 1, 2009. Borrower’s final Tranche II Term Loan Payment, due on the Tranche II Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under Tranche II of the Term Loan.”

2.3 Section 2.4 (Fees). Section 2.4(a) is amended in its entirety and replaced with the following:

“(a) Final Payment Fee. On the earlier of (i) the Tranche I Term Loan Maturity Date or the Tranche II Term Loan Maturity Date (as applicable for each tranche) or (ii) the date such Term Loan is prepaid in full, a Final Payment Fee equal to three and one half percent (3.50%) of the aggregate principal amount of Tranche I or Tranche II of the Term Loan (as applicable) made by Bank to Borrower hereunder;”

2.4 Section 3.4 (Procedures for Borrowing). Section 3.4(b) is amended in its entirety and replaced with the following:

“(b) Term Loan. Subject to the prior satisfaction of all other applicable conditions to the making of either tranche of the Term Loan, to obtain either tranche of the Term Loan, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the applicable tranche of the Term Loan. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit the applicable tranche of the Term Loan to the Designated Deposit Account.”

2.5 Section 8.1 (Payment Default). Section 8.1 is amended in its entirety and replaced with the following:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date, the Tranche I Term Loan Maturity Date or the Tranche II Term Loan Maturity Date). During the cure period, the failure to cure fee payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

2.6 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Basic Rate” is the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” on the Funding Date of Tranche I of the Term Loan, plus (b) the Loan Margin. (In the event Release H.15 is no longer published, Bank shall select a comparable publication to determine the U.S. Treasury note yield to maturity.)

“Borrowing Base” is seventy percent (70%) of Eligible Accounts.

“Liquidity” is, on any date, Borrower’s consolidated, unrestricted cash held at Bank plus fifty percent (50%) of Eligible Accounts.

“Revolving Line” is an Advance or Advances in an amount equal to Eight Million Dollars ($8,000,000).

“Tranche I” is defined in Section 2.1.2(a).

“Tranche I Term Loan Amount” is an amount equal Three Million Dollars ($3,000,000),

“Tranche I Term Loan Payment” is defined in Section 2.1.2(b).

“Tranche I Term Loan Maturity Date” is December 1, 2011.

“Tranche II” is defined in Section 2.1.2(a).

“Tranche II Term Loan Amount” is an amount equal One Million Dollars ($1,000,000).

“Tranche II Term Loan Payment” is defined in Section 2.1.2(b).

“Tranche II Term Loan Maturity Date” is March 1, 2012.

2.7 Section 13 (Definitions). The defined terms “Term Loan Amount”, “Term Loan Payment” and “Term Loan Maturity Date” set forth in Section 13.1 are hereby deleted in their entirety.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which ease they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto and (ii) the payment by Borrower of an amendment fee in the amount of Fifty Thousand Dollars ($50,000).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Solta Medical, Inc.

By:	/s/ Ben Colombo	By:	/s/ John F. Glenn
Name:	Ben Colombo	Name:	John F. Glenn
Title:	Senior Relationship Manager	Title:	CFO